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Investor Contacts: John Borden 212-270-7318    Press Contacts: Joe Evangelisti
                    Ann Patton 212-648-9445                    212-648-9589
                                                               Jon Diat
                                                               212-270-5089


              CHASE AND J.P. MORGAN ANNOUNCE NEW BOARD OF DIRECTORS

      New York, November 30, 2000 -- The Chase Manhattan Corporation and J.P. Morgan & Co. Incorporated announced today the Board of Directors of J.P. Morgan Chase & Co., effective upon the consummation of the merger. Under the terms of the merger agreement, the Board is to consist of 15 Directors, including Douglas
A. Warner III as Chairman, and William B. Harrison Jr. as President and Chief Executive Officer, eight outside Directors designated by Chase and five outside Directors designated by J.P. Morgan.

Shareholder meetings for both Chase and J.P. Morgan have been scheduled for December 22. Subject to receiving the shareholder and requisite regulatory approvals, the merger is anticipated to close on December 31, 2000. Following the merger, the members of the Board of Directors will be:

Hans W. Becherer,         Retired Chairman and Chief Executive Officer, Deere &
                          Co.*

Riley P. Bechtel,         Chairman and Chief Executive Officer, Bechtel Group,
                          Inc.**

Frank A. Bennack Jr.,     President and Chief Executive Officer, The Hearst
                          Corporation*

Lawrence A. Bossidy,      Retired Chairman of the Board, Honeywell International
                          Inc.**

M. Anthony Burns,         Chairman, Ryder System, Inc. *

H. Laurance Fuller,       Retired Co-Chairman, BP Amoco p.l.c. *

Ellen V. Futter,          President and Trustee, American Museum of Natural
                          History **

William H. Gray III,      President and Chief Executive Officer, The College
                          Fund/UNCF *

William B. Harrison Jr.,  President and Chief Executive Officer

Helene L. Kaplan,         Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP*

Lee R. Raymond,           Chairman of the Board and Chief Executive Officer,
                          Exxon Mobil Corporation **

John R. Stafford,         Chairman, President and Chief Executive Officer,
                          American Home Products Corporation *

Lloyd D. Ward,            Former Chairman of the Board and Chief Executive
                          Officer, Maytag Corporation **

Douglas A. Warner III,    Chairman

Marina v.N. Whitman,      Professor of Business Administration and Public
                          Policy, University of Michigan *


*   designated by Chase
**  designated by J.P. Morgan

      In a joint statement, Messrs. Warner and Harrison expressed the warmest appreciation for all that each of their respective Boards has achieved and for their understanding and support in establishing the Board structure for the merged company.

Chase can be reached on the web at www.chase.com, and J.P. Morgan's web address is www.jpmorgan.com.

In connection with the proposed transaction, Chase has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission containing a joint proxy statement-prospectus with regard to the proposed merger. Stockholders are advised to read the joint proxy statement-prospectus because it contains important information. Stockholders may obtain a free copy of the joint proxy statement-prospectus and other documents filed by Chase and J.P. Morgan with the SEC, at the SEC's internet site (http://www.sec.gov). Copies of the joint proxy statement-prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement-prospectus can also be obtained, without charge, by directing a request to The Chase Manhattan Corporation, 270 Park Avenue, New York, NY 10017, Attention: Office of the Corporate Secretary (212-270-6000), or to J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY 10260, Attention: Investor Relations (212-483-2323). Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the materials filed with the SEC by J.P. Morgan and Chase on September 13, 2000 and September 14, 2000, respectively.

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